Exhibit No. 1
Form 8-K
Western Media Group Corporation
SEC File No. 2-71164

                            DDR, Ltd.

 560 Broadhollow Road, Suite 304  Melville,NY  11747  (631) 847-
                    0540  Fax (631) 847-0538

October 11, 2000

Patrick Riggs, President
Western Media Group Corporation
11900 Wayzata Blvd. #100
Hopkins, MN 55305

RE: Consulting Agreement

Dear Mr. Riggs,

The following shall establish a consulting relationship between DDR, Ltd. (referred to as the Consulants) and Western Media Group
Corporation (referred to as the "Company").

1) The Consultants agree to provide the following services to the Company:

  a) Funding: The Consultants shall work with the Company, to identify, communicate and introduce the Company to potential funding sources, such as; appropriate strategic investors, investment bankers and/ or corporate partners in the business of providing directly or indirectly funding (the funding).
  b)  US  Listing advice: Advise and provide introductions  to;
      Retail Brokerages, Broker, Fund
      Managers, Investor and Market Makers, as well as to Investor Relations Firms, and secure
      Research for analyst reports. The objective here is to obtain a higher exposure for the Company's shares in the US and Foreign Markets.
  c) Introduce and help secure clients, partnerships, and strategic alliances opportunities which may also include investment in the Company.
  d)  Indentify and help secure merger/acquisition candidates.
  e) Best Efforts: The Consultants shall use their best efforts to complete the services requested by the Company.

2) Services not included: Consultants are not providing any legal or accounting services. (In any event, any such services would be agreed to in advance in writing)

3) Compensation:

A) The Consultant will be issued 9,000,000 shares of the Company's post reverse common stock on the following basis: 1) In payment of $900 and for the acquisition of K-Rad Konsulting LLC
B) Any and all expenses are the responsibility of the Consultant.

4)  This  Exclusive Agreement will be for a period of  one  year.
However, this Agreement may be terminated on 30 days written notice by any party to this Agreement.

5) Mutual Non-Circumvention Provision: The Consultants intend to introduce potential funding source(s) to Company, for the purpose of providing services. The Company and the Consultants mutually covenants not to circumvent each other, either directly or indirectly with respect to any source(s) introduced to one another for a period of two (2) years from the date of this Agreement without the prior written consent of the "Consultants". In the event of circumvention the compensation provisions (Section 3) shall remain in full force and effect.

6) Notice: All notices shall be deemed to have been received five
(5)  business days following deposit in the US mail, or  two  (2)
business days following deposit with any overnight courier service or on the next business day after being faxed.

7) Consultants Status.

      a) The Consultants are independent contractors and are not employee's of, partner or co-venturer with the Company. The Consultants are responsible for all payrolls and other taxes that may arise from their compensation paid under this Agreement and will indemnify and hold harmless the Company from the same.

      b) The Consultants are professional services firms and not broker/dealers or business brokers. Therefore, Consultants can not and will not undertake any offer, sale or placement of securities, nor are they being compensated for doing so. They are simply serving as, and being compensated as, Financial Consultants on behalf of the Company.

             c) The Consultants acknowledge that they have no authority to bind, commit or obligate the Company in any manner or course of action.

     d) The Consultants agree they will not distribute any information about the Company with out the prior written consent of the Company

8) Law to govern: This Agreement shall be construed to according to the laws of the State of Minnesota. This Agreement may be executed in counterparts.

Agreed to this 11th day of October, 2000

On behalf of DDR, Ltd
/s/
On behalf of Western Media Group Corporation:
/s/